Exhibit 5.1

Austin | Charlotte | Dallas | Fort Worth | Houston | New York | San Antonio | The Woodlands

February 9, 2023

Board of Directors

Powell Industries, Inc.

8550 Mosley Drive

Houston, Texas 77075

Ladies and Gentlemen:

We have acted as legal counsel to Powell Industries, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed offer and sale of up to 260,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company to be issued by the Company pursuant to the Powell Industries, Inc. 2014 Non-Employee Director Equity Incentive Plan, as amended by the First Amendment to Powell Industries, Inc. 2014 Non-Employee Director Equity Incentive Plan (as so amended, the “Plan”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Plan; (iii) the Certificate of Incorporation of the Company, as currently in effect; and (iv) the Amended and Restated Bylaws of the Company, as amended, as currently in effect. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures (other than persons signing on behalf of the Company); (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company; and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents. We have also assumed that, at or prior to the time of the issuance and delivery of any Shares, that there will not have occurred any change in law, change in the Company’s Certificate of Incorporation, or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Shares.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

Our opinions herein are expressed solely as to the Delaware General Corporation Law (including, to the extent applicable, Delaware statutory and constitutional provisions and reported judicial decisions interpreting the foregoing). We express no opinion as to the laws of any other jurisdiction. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Winstead PC
Winstead PC